Exhibit 10.78

AMENDMENT

THIS AMENDMENT (the “Amendment”) is dated as of December 15, 2016 (the “Effective Date”), by and between MRI Interventions, Inc., a Delaware corporation, having its principal office located at 5 Musick, Irvine, California, 92618 (“MRI”), and Kimble L. Jenkins (“Consultant”), and amends that certain Consulting Agreement, by and between MRI and the Consultant, entered into on the 1st day of April, 2015 (the “Agreement”).

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MRI and Consultant agree as follows:

1.	Sections 3(a) and 3(b) of the Agreement are deleted, in their entirety, and replaced with the following subsections (a) and (b):

“(a)       Subject to the following sentence, for Consulting Services requested by and provided to MRIC hereunder, MRIC will pay Consultant at the rate of $15,000 per calendar month. Beginning July 1, 2017, MRIC will pay Consultant at the rate of one hundred and fifty five dollars ($155.00) per hour worked with a maximum daily rate of twelve hundred forty dollars ($1,240.00).

(b)       Consultant will not be paid separately for travel time incurred through June 30, 2017. Thereafter, and notwithstanding paragraph (a) above: (i) for travel time, MRIC will pay Consultant at the rate of fifty dollars per hour, with a maximum daily travel rate of four hundred dollars ($400.00); and (ii) for days that include both consulting and travel hours, the aggregate daily rate will be capped at twelve hundred forty dollars ($1,240.00).”

2.       Capitalized terms used herein, which are not otherwise defined, will have the meaning ascribed to them in the Agreement.

3.       Except as expressly otherwise set forth herein, all of the terms and conditions of the Agreement will remain unchanged and continue in full force and effect.

4.       In the event of any conflict or inconsistency between the terms and conditions set forth in this Amendment and the Agreement, the provisions of this Amendment will prevail. The execution and delivery of this Amendment by delivery of a facsimile or .pdf copy bearing the facsimile or .pdf signature of a party hereto will constitute a valid and binding execution and delivery of this Amendment, and such facsimile or .pdf copies will constitute enforceable original documents.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

MRI Interventions, Inc. By: Name: Francis P. Grillo Title: Chief Executive Officer	Consultant By: Kimble L. Jenkins

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